KAUFMAN & MOOMJIAN, LLC
                        Attorneys at Law
                    - - - - - - - - - - - -
           50 Charles Lindbergh Boulevard - Suite 206
                 Mitchel Field, New York 11553
                    - - - - - - - - - - - -
                    Telephone:(516) 222-5100
                    Facsimile:(516) 222-5110
                  Internet:  www.kmcorplaw.com

                                   April 17, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

         Re:  Vizacom Inc.
              Registration Statement on Form S-3
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Dear Sirs/Madams:

               We have acted as counsel for Vizacom Inc., a Delaware corporation
(the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,413,231 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to
the  Shares.   The  Shares  include  an  aggregate  of  1,082,118  shares  (the
"Underlying Shares") of Common Stock issuable upon exercise of outstanding warrants (the "Warrants") and upon the conversion of principal and interest under convertible promissory notes (together with the Warrants, the "Derivative Securities") of the Company.

               We are of the opinion that (a) the Shares issued and outstanding on the date hereof are duly authorized, legally issued, fully paid and non-assessable and (b) the Underlying Shares, upon issuance in accordance with the terms of the respective Derivative Securities, will be duly authorized, legally issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal matters" in the Registration Statement and in the Prospectus included therein.

                                  Very truly yours,

                                  /s/Kaufman & Moomjian, LLC
                                  Kaufman & Moomjian, LLC